Exhibit 3.66

CERTIFICATE OF INCORPORATION
OF
SPRING GROVE RESOURCE RECOVERY, INC.

ARTICLE I

The name of the corporation is Spring Grove Resource Recovery, Inc.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

ARTICLE III

The nature of the business or purposes to be conducted or promoted by the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV

The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000) shares of common stock of the par value of one cent ($.01) each.

The exclusive voting power of the corporation shall be vested in the common stock of the corporation. Each share of common stock shall entitle the holder thereof to one vote at all meetings of the stockholders of the corporation.

ARTICLE V

The corporation shall indemnify its directors and officers, and may indemnify its employees and agents, to the extent permitted by the General Corporation Law of the State of Delaware.

ARTICLE VI

To the extent permitted by the General Corporation Law of the State of Delaware, no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

ARTICLE VII

The name and mailing address of each person who is to serve as an initial director of the corporation until the first annual meeting of stockholders of the corporation, or until his successor is elected and qualified, are set forth below:

Name	Address

Edgar J. Marston III	1200 Smith Street Suite 2400

Houston, Texas 77002

ARTICLE VIII

The name and mailing address of the incorporator are as follows:

Name	Address

John L. Keffer	2900 South Tower

Pennzoil Place

Houston, Texas 77002

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ARTICLE IX

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.

ARTICLE X

Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

ARTICLE XI

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the directors or stockholders of the corporation herein or in any amendment hereof are granted subject to this reservation.

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I, THE UNDERSIGNED, being the incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 22nd day of June, 1990.

/s/ John L. Keffer
John L. Keffer

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BYLAWS

OF

SPRING GROVE RESOURCE RECOVERY, INC.

ARTICLE I.

Meetings of Stockholders

Section 1.  The annual meeting of stockholders shall be held at such date and time and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purposes of electing directors and of transacting such other business as may properly come before the meeting.

Section 2.  Special meetings of the stockholders may be called at any time by any director. Upon written request of any person or persons who have duly called a special meeting, it shall be the duty of the Secretary of the Corporation to mail written notice of such meeting to the stockholders as provided in Section 4 of this Article I within five business days after receipt of the request and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Section 3.  Every annual or special meeting of the stockholders shall be held at such place within or without the State of Delaware as the Board of Directors may designate, or, in the absence of such designation, at the registered office of the Corporation in the State of Delaware.

Section 4.  Written notice of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than sixty days, prior to the day named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice.

Section 5.  The Board of Directors may fix a date, not less than ten nor more than sixty days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the books of the Corporation against transfers of shares during the whole or any part of such period.

Section 6.  The notice of every meeting of the stock holders may be accompanied by a form of proxy approved by the Board of Directors in favor of such person or persons as the Board of Directors may select.

Section 7.  Each stockholder shall be entitled, at every meeting of the stockholders, to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted after three years from its date, unless the proxy provides for a longer period.

Section 8.  Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, as from time to time amended, the presence in person or by proxy of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by vote of the majority of the shares so represented in person or by proxy at the meeting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 9.  The holders of a majority of the shares of stock of the Corporation entitled to vote at any meeting, present in person or represented by proxy, whether a quorum is present or not, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At any such adjourned meeting at which a quorum shall be present, any action may be taken that could have been taken at the meeting originally called; provided, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 10.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

ARTICLE II.

Board of Directors

Section 1.  The business, affairs and property of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors composing the initial Board of Directors shall be one. Upon resolution of the Board of Directors the number of directors may be increased or decreased, but no decrease shall have the effect of shortening the term of any incumbent director. Each director shall hold office until the annual meeting of stockholders next succeeding his election, and until his successor is duly elected and shall qualify, or until his earlier death, resignation or removal. A director need not be a resident of the State of Delaware or a stockholder of the Corporation.

Section 2.  Any vacancy in the Board of Directors, including vacancies resulting from an increase in the number of directors, shall be filled by a majority of the remaining members of the Board though less than a quorum. Any director elected to fill a vacancy shall hold office until the annual meeting of stockholders next succeeding his election, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

Section 3.  Any director may resign at any time by written notice to the Corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.  Regular meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware, at such hour and on such day as may be fixed by resolution of the Board of Directors, without further notice of such meetings. The time or place of holding regular meetings of the Board of Directors may be changed by a majority of the Board by giving written notice thereof as provided in Section 6 of this Article II.

Section 5.  Special meetings of the Board of Directors shall be held, whenever called by the Chairman of the Board or the President, by a majority of the directors or by resolution adopted by the Board of Directors, at such place or places within or without the State of Delaware as may be stated in the notice of the meeting.

Section 6.  Written notice of the time and place of, and general nature of the business to be transacted at, all special meetings of the Board of Directors, and written notice of any change in the time or place of holding the regular meetings of the Board of Directors, shall be given to each director either personally or by mail or telegraph at least one day before the day of the meeting; provided, however, that notice of any meeting need not be given to any director if waived by him in writing, or if he shall be present at such meeting except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 7.  A majority of the directors in office shall constitute a quorum of the Board of Directors for the transaction of business; but a lesser number may adjourn from day to day until a quorum is present. Except as otherwise provided by law or in these Bylaws, all questions shall be decided by the vote of a majority of the directors present. Directors may participate in any meeting of the directors, and members of any committee of directors may participate in any meeting of such committee, by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and such participation shall constitute presence in person at any such meeting.

Section 8.  Any action which may be taken at a meeting of the directors or members of any committee of directors may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the directors or members of any committee of directors as the case may be and shall be filed with the Secretary of the Corporation. Such writing, which may be in counterparts, shall be manually executed if practicable; provided, however, that if circumstances so require, effect shall be given to written consent transmitted by telegraph, telex, telecopy or similar means of visual data transmission.

Section 9.  Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or any meeting of a committee of directors. No provision of these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE III.

Committees of Directors

Section 1.  The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees. Any committee designated by the Board of Directors shall consist of one or more of the directors of the Corporation. Any committee designated by the Board of Directors shall have and may, except as otherwise limited by statute, the Certificate of Incorporation or these Bylaws, exercise such powers and authority of the Board of Directors in the management of the business of the Corporation as may be provided in the resolution adopted by the Board of Directors designating such committee. The Board of Directors may designate one or more directors as alternate members of any committee. In the absence or on the disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Such committee or committees shall have such name or names and such limitations of authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.  Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.  Members of committees shall be entitled to receive such compensation for serving on such committees as the Board of Directors shall determine.

ARTICLE IV.

Officers

Section 1.  The officers of the Corporation shall consist of President, Vice President, Secretary, Treasurer and such other officers as may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person. All officers shall hold office until their successors are elected or appointed by the Board of Directors, except that the Board of Directors may remove any officer at any time at its discretion.

Section 2.  The officers of the Corporation shall have such powers and duties as generally pertain to their offices, except as diminished or enlarged from time to time by action of the Board of Directors. The President shall preside at all meetings of the Board and of the stockholders, and in his absence a presiding officer shall be appointed by action of a majority of the directors or stockholders, as the case may be.

ARTICLE V.

Seal

The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.

ARTICLE VI.

Certificates of Stock

The shares of stock of the Corporation shall be represented by certificates of stock, signed by the President or such Vice President or other officer designated by the Board of Directors, countersigned by the Treasurer or the Secretary; and if such certificates of stock are signed or countersigned by a transfer agent other than the Corporation, or by a registrar other than the Corporation, such signature of the President, Vice President, or other officer, such countersignature of the Treasurer or Secretary, and the seal, or any of them, may be executed in facsimile, engraved or printed. In case any officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if the officer had not ceased to be such at the date of its issue. The certificates of stock shall be in such form as the Board of Directors may from time to time prescribe.

ARTICLE VII.

Indemnity

Section 1.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by Delaware law.

Section 2.  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall be ultimately determined that he is not entitled to be indemnified by the Corporation.

ARTICLE VIII.

Amendments

These Bylaws may be altered, amended, added to or repealed by the stockholders at any annual or special meeting, by at least a majority of the votes that all stockholders are entitled to cast, and the power to alter, amend, add to or repeal these Bylaws is also vested in the Board of

Directors, acting by a majority vote of the members of the Board of Directors in office (subject always to the power of the stockholders to change such action).

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